UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

                                   ----------

                                    Form 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of Earliest Event Reported): November 30, 2005


                                aeroTelesis, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                         Commission File Number: 0-5014

            Delaware                                           95-2554669
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

                       1554 S. Sepulveda Blvd., Suite 118
                              Los Angeles, CA 90025
          (Address of Principal Executive Offices, Including Zip Code)

                                 (310) 235-1727
              (Registrant's Telephone Number, Including Area Code)

          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Principal Officers, Election of Directors;
            Appointment of Principal Officers.

On November 30, 2005, Dr. Christopher Cox notified aeroTelesis, Inc. (the "Company") of his resignation from the Company's Board of Directors (the "Board"), effective as of the close of business on such date.

On December 1, 2005, the Board elected Mr. Kenneth T. Hern as a director and Chairman of the Board, with a term expiring at the 2006 annual meeting of the Company's stockholders. Mr. Hern was elected to fill the vacancy on the Board created by Dr. Cox's resignation.

There are no arrangements or understanding between Mr. Hern and the Company or its officers or directors pursuant to which he was selected as a director. There are no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which Mr. Hern had or is to have a direct or indirect material interest.

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                                   Signatures

         Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.


                                   AEROTELESIS, INC.


Date:  December 5, 2005            By: /s/ Joseph Gutierrez
                                      ------------------------------------------
                                       Joseph Gutierrez
                                       President, Chief Financial Officer,
                                       Principal Accounting Officer and Director